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                                                                     Exhibit 21
                                                                     ----------

                  SUBSIDIARIES OF AMERICAN TOWER CORPORATION

                      Information is as of March 9, 2002.

                                                        Jurisdiction of
Subsidiary                                              Incorporation or Organization
----------                                              -----------------------------
10 Presidential Way Associates, LLC (1)                 Delaware
American Tower Corporation De Mexico S. de R.L. de C.V. Mexico
American Tower Delaware Corporation                     Delaware
American Tower do Brazil, Ltd.                          Brazil
American Tower International, Inc. (2)                  Delaware
American Tower Management Inc.                          Delaware
American Tower PA LLC (3)                               Delaware
American Tower Trust #1                                 Massachusetts Business Trust
American Tower Trust #2                                 Massachusetts Business Trust
American Tower, L.P.                                    Delaware
American Towers, Inc.                                   Delaware
ATC Connecticut, Inc.                                   Delaware
ATC GP, Inc.                                            Delaware
ATC Holding, Inc.                                       Delaware
ATC LP, Inc.                                            Delaware
ATC Midwest, LLC                                        Delaware
ATC MexHold, Inc.                                       Delaware
ATC Mexico Holding Corp.                                Delaware
ATC Operating Inc.                                      Delaware
ATC Presidential Way, Inc.                              Delaware
ATC Realty Holding, Inc.                                Delaware
ATC South America Holding Corp.                         Delaware
ATC Tower Services, Inc.                                New Mexico
ATC Westwood, Inc.                                      Delaware
ATS-Needham LLC (4)                                     Massachusetts
ATS/PCS, LLC                                            Delaware
Flash Technology International, Inc.                    U.S. Virgin Islands
Haysville Towers, LLC (5)                               Kansas
Verestar Networks, Inc. (6)                             Delaware
Kline Iron & Steel Co., Inc.                            Delaware
Maritime Telecommunications Network, Inc.               Colorado
MATC Cellular, S. de R.L. de C.V.                       Mexico
MATC Digital, S. de R.L. de C.V.                        Mexico
MATC Servicios, S. de R.L. de C.V.                      Mexico
MHB Tower Rentals of America LLC                        Mississippi

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
          MTS Wireless Components (S) PTE Ltd.            Singapore
          New Loma Communications, Inc.                   California
          OmniAmerica Holdings Corporation                Delaware
          OmniAmerica Towers, Inc.                        Delaware
          Shreveport Tower Company                        Louisiana
          Telecom Towers, LLC                             Delaware
          Towers of America LLLP                          Delaware
          Towersites Monitoring, Inc.                     Delaware
          UniSite/Omni Point NE Tower Venture, L.L.C. (7) Delaware
          UniSite/OmniPoint FL Tower Venture, L.L.C. (8)  Delaware
          UniSite/OmniPoint PA Tower Venture L.L.C. (9)   Delaware
          Unisite, Inc.                                   Delaware
          Verestar AG                                     Switzerland
          Verestar International, Inc.                    Delaware
          Verestar, Inc.                                  Delaware

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(1) 83.4105% owned by ATC Presidential Way, Inc.
(2) Formerly known as ATC International Holding Corp.
(3) Formerly known as American Tower Texas LLC.
(4) 45.23% owned by American Tower, LP and 34.77% owned by American Towers, Inc.
(5) 67% owned by Telecom Towers, LLC.
(6) Formerly known as Interpacket Networks, Inc.
(7) 95% owned by Unisite, Inc.
(8) 95% owned by Unisite, Inc.
(9) 95% owned by Unisite, Inc.